Exhibit 99.1

Quest Diagnostics Reports First Quarter 2024 Financial Results;
Raises Guidance for Full Year 2024

•First quarter revenues of $2.37 billion, up 1.5% from 2023
•First quarter reported diluted earnings per share ("EPS") of $1.72, down 3.4% from 2023; and adjusted diluted EPS of $2.04, flat with 2023
•Full year 2024 revenues now expected to be between $9.40 billion and $9.48 billion; reported diluted EPS now expected to be between $7.57 and $7.82; and adjusted diluted EPS expected to be between $8.72 and $8.97

SECAUCUS, N.J., April 23, 2024 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the first quarter ended March 31, 2024.

"In the first quarter, we delivered nearly 6% base business revenue growth, continuing the strong momentum of recent quarters. We also grew total revenues for the first time since the height of the pandemic nearly three years ago," said Jim Davis, Chairman, CEO and President. "Our strong commercial focus on physicians and hospitals combined with our broad health plan access enabled us to take advantage of sustained high rates of healthcare utilization and drive new customer growth. Our investments within advanced diagnostics also enabled double digit growth within multiple key clinical areas, including brain health, women's health and advanced cardiometabolic health.

"In addition, our Invigorate initiative, which includes ongoing investments in automation and AI, continued to improve productivity as well as service levels and quality. Given the strength of our business, we are raising our revenue and adjusted earnings guidance for the full year," Mr. Davis said.

	Three Months Ended March 31,
	2024	2023	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,366	$2,331	1.5%
Diagnostic Information Services revenues	$2,298	$2,259	1.7%
Revenue per requisition			0.1%
Requisition volume			1.6%
Organic requisition volume			1.0%
Operating income (a)	$300	$305	(1.7)%
Operating income as a percentage of net revenues (a)	12.7%	13.1%	(0.4)%
Net income attributable to Quest Diagnostics (a)	$194	$202	(3.9)%
Diluted EPS (a)	$1.72	$1.78	(3.4)%
Cash provided by operations	$154	$94	64.8%
Capital expenditures	$104	$127	(18.2)%

Adjusted (a):
Operating income	$349	$350	(0.2)%
Operating income as a percentage of net revenues	14.8%	15.0%	(0.2)%
Net income attributable to Quest Diagnostics	$230	$232	(1.1)%
Diluted EPS	$2.04	$2.04	—%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2024

The company updates its full year 2024 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$9.40 billion	$9.48 billion	$9.35 billion	$9.45 billion
Net revenues increase	1.6%	2.5%	1.1%	2.1%
Reported diluted EPS	$7.57	$7.82	$7.69	$7.99
Adjusted diluted EPS	$8.72	$8.97	$8.60	$8.90
Cash provided by operations	Approximately $1.3 billion		Approximately $1.3 billion
Capital expenditures	Approximately $420 million		Approximately $420 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on April 23, 2024 until midnight Eastern Time on May 7, 2024, by phone at 866-363-1809 for domestic callers or 203-369-0197 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of deidentified clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2024 and 2023
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenues	$2,366	$2,331

Operating costs and expenses and other operating income:
Cost of services	1,595	1,560
Selling, general and administrative	440	439
Amortization of intangible assets	29	26
Other operating expense, net	2	1
Total operating costs and expenses, net	2,066	2,026

Operating income	300	305

Other income (expense):
Interest expense, net	(43)	(35)
Other income, net	9	7
Total non-operating expense, net	(34)	(28)

Income before income taxes and equity in earnings of equity method investees	266	277
Income tax expense	(66)	(65)
Equity in earnings of equity method investees, net of taxes	8	5
Net income	208	217
Less: Net income attributable to noncontrolling interests	14	15
Net income attributable to Quest Diagnostics	$194	$202

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.74	$1.80

Diluted	$1.72	$1.78

Weighted average common shares outstanding:
Basic	111	112

Diluted	112	113

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2024 and December 31, 2023
(in millions, except per share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$474	$686
Accounts receivable, net	1,322	1,210
Inventories	181	190
Prepaid expenses and other current assets	251	286
Total current assets	2,228	2,372
Property, plant and equipment, net	1,810	1,816
Operating lease right-of-use assets	579	602
Goodwill	7,830	7,733
Intangible assets, net	1,192	1,166
Investments in equity method investees	133	135
Other assets	182	198
Total assets	$13,954	$14,022

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,239	$1,359
Current portion of long-term debt	906	303
Current portion of long-term operating lease liabilities	153	153
Total current liabilities	2,298	1,815
Long-term debt	3,804	4,410
Long-term operating lease liabilities	489	503
Other liabilities	817	876
Redeemable noncontrolling interest	77	76
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2024 and December 31, 2023; 162 shares issued as of both March 31, 2024 and December 31, 2023	2	2
Additional paid-in capital	2,292	2,320
Retained earnings	8,935	8,825
Accumulated other comprehensive loss	(16)	(14)
Treasury stock, at cost; 51 shares as of both March 31, 2024 and December 31, 2023	(4,781)	(4,826)
Total Quest Diagnostics stockholders’ equity	6,432	6,307
Noncontrolling interests	37	35
Total stockholders’ equity	6,469	6,342
Total liabilities and stockholders’ equity	$13,954	$14,022

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2024 and 2023
(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$208	$217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116	107
Provision (credit) for credit losses	1	(1)
Deferred income tax benefit	(18)	(4)
Stock-based compensation expense	22	24
Other, net	11	3
Changes in operating assets and liabilities:
Accounts receivable	(114)	(58)
Accounts payable and accrued expenses	(152)	(211)
Income taxes payable	42	11
Other assets and liabilities, net	38	6
Net cash provided by operating activities	154	94

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(142)	(31)
Capital expenditures	(104)	(127)
Other investing activities	33	—
Net cash used in investing activities	(213)	(158)

Cash flows from financing activities:
Proceeds from borrowings	—	140
Repayments of debt	—	(140)
Exercise of stock options	12	25
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(23)	(28)
Dividends paid	(79)	(74)
Distributions to noncontrolling interest partners	(11)	(14)
Other financing activities, net	(52)	15
Net cash used in financing activities	(153)	(76)

Net change in cash and cash equivalents and restricted cash	(212)	(140)
Cash and cash equivalents and restricted cash, beginning of period	686	315
Cash and cash equivalents and restricted cash, end of period	$474	$175

Cash paid during the period for:
Interest	$44	$32
Income taxes	$3	$33

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$194	$202
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$193	$201

Weighted average common shares outstanding - basic	111	112
Effect of dilutive securities:
Stock options and performance share units	1	1
Weighted average common shares outstanding - diluted	112	113

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.74	$1.80
Diluted	$1.72	$1.78

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$300	12.7%	$(66)	$8	$194	$1.72
Restructuring and integration charges (a)	17	0.7	(4)	—	13	0.12
Other (b)	3	0.2	—	—	3	0.03
Amortization expense	29	1.2	(7)	—	22	0.19
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$349	14.8%	$(79)	$8	$230	$2.04

	Three Months Ended March 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$305	13.1%	$(65)	$5	$202	$1.78
Restructuring and integration charges (a)	19	0.8	(5)	—	14	0.12
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	26	1.1	(7)	—	19	0.17
ETB	—	—	(5)	—	(5)	(0.05)
As adjusted	$350	15.0%	$(83)	$8	$232	$2.04

(a)For both the three months ended March 31, 2024 and 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended March 31,
	2024	2023
	(dollars in millions)
Cost of services	$13	$10
Selling, general and administrative	4	9
Operating income	$17	$19

(b)For the three months ended March 31, 2024, the pre-tax impact represents a loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions, recorded in other operating expense, net.

(c)For the three months ended March 31, 2023, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, recorded in equity in earnings of equity method investees, net of taxes.

(d)For restructuring and integration charges, gains and losses on investments, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2024 and 2023.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2024 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2024. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2024 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.57	$7.82
Restructuring and integration charges (a)	0.25	0.25
Amortization expense (b)	0.82	0.82
Other (c)	0.12	0.12
ETB	(0.04)	(0.04)
Adjusted diluted EPS	$8.72	$8.97

(a)Represents estimated pre-tax charges of $38 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $125 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Represents estimated pre-tax losses of $12 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. No income tax benefits are recorded on the losses.